HAFER & GILMER
                         Certified Public Accountants
                         251 Royal Palm Way, Suite 302
                       Palm  Beach, Florida  33480-4310





                       CONSENT OF INDEPENDENT AUDITORS



To the Board of Directors
Ecom Ecom.com, Inc.


We consent to the inclusion of our audited financial statements for the years ended May 31, 1998 and May 31, 1999 in the S-1 Registration Statement currently being filed with the Securities and Exchange Commission.




/s/ Hafer & Gilmer
Hafer & Gilmer CPA's
April 20, 2000